UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2015

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)
Colorado
(State or other jurisdiction of incorporation)
000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/__/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/__/Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

/__/Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7–REGULATION FD DISCLOSURE

ITEM 7.01  Regulation FD Disclosure

Investor Email Update

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

GrowCo, Inc. (“GrowCo”), a majority owned subsidiary of Two Rivers Water & Farming Company (“Two Rivers”, OTCQB: TURV), announced today, via an investoremail update,thata black out curtain for the east end of the greenhouse is being installed.Suncanna, GrowCo’s tenant, moved 500 new clones into greenhouse last Friday. Within the growing cycle of the first clones, Suncanna should be able to take clippings and produce its own clones.The loading ramp and dock should be completed this week.  Cooler shell should be completed this week.Representatives from a large tobacco group are visiting this week to discuss possible partnership on an extraction plant.

Two Rivers expects to bring GrowCo public as a stand alone company sometime within the next two years and to own approximately 50% of GrowCo post the Initial Public Offering.

GrowCo builds state-of-the-art computer-controlled greenhouses and provides administrative services to its tenants without touching the cannabis plants.

To sign up for GrowCo email updates please visit http://www.trgrowco.com/.

The text of the investor update is attached herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Investor Update dated November 16, 2015*
____________________ *Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)
Dated: November 16, 2015	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Update issued by Two Rivers Water & Farming Company and GrowCo, Inc. on November 16, 2015